Exhibit 99.1

Summit Materials, Inc. Reports First Quarter 2023 Results
Record First Quarter Net Revenue
Record Quarterly Aggregates Pricing Growth
Raises 2023 Adjusted EBITDA Guidance
DENVER, CO. - (May 3, 2023) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the first quarter ended April 1, 2023. All comparisons are versus the quarter-ended April 2, 2022 unless noted otherwise.

	Three months ended
($ in thousands , except per share amounts)	April 1, 2023	April 2, 2022	% Chg vs. PY
Net revenue	$407,270	$392,495	3.8%
Operating loss	(15,475)	(34,295)	54.9%
Net loss	(31,212)	(34,800)	10.3%
Basic EPS	$(0.26)	$(0.28)	7.1%

Adjusted Cash Gross Profit	81,351	67,567	20.4%
Adjusted EBITDA	41,201	23,263	77.1%

"It's clear by our record first quarter results that we have a solid head start as we enter the prime construction season," commented Anne Noonan, Summit Materials President and CEO. As expected and due to January pricing actions, we witnessed significant pricing momentum across each of our lines of business and in all of our markets. Those pricing gains, coupled with demand resiliency and solid operational execution, fueled our second consecutive quarter of year over year margin growth. This early performance, together with stronger pricing and improved demand expectations gives us the confidence to raise our full year Adjusted EBITDA outlook. And while second half visibility is challenging, particularly when it comes to residential demand, supply chain constraints, and uncertain cost trends, we feel we have enough within our control to deliver on these upgraded financial commitments for 2023."

Scott Anderson, Executive Vice President and CFO of Summit Materials added, "On top of our first quarter financial progress, we continue to press forward on our strategic goals. Our commercial and operational excellence initiatives are well underway and expected to produce margin-enhancing results this year. Consistent with our Elevate Summit plan, we are pursuing a capital allocation strategy that prioritizes growth. Organically, that means continued investment in high-growth greenfields and capital projects with attractive return profiles. Inorganically, that means leveraging a fortified balance sheet to strengthen the portfolio via M&A in an approach I'd characterize as price-disciplined and value-creative. These avenues, I believe, represent our greatest growth opportunities and alongside solid execution can drive attractive returns for Summit shareholders."

2023 Guidance

For the full year 2023, Summit is raising its Adjusted EBITDA guidance to reflect performance over the first three months and improved outlook assumptions. The Company is now projecting Adjusted EBITDA of approximately $490 million to $530 million, up from the previous outlook of $480 million to $520 million. Summit currently projects 2023 capital expenditures of approximately $220 million to $240 million including greenfield projects.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

First Quarter 2023 | Total Company Results

Net revenue increased $14.8 million, or 3.8% in the first quarter to $407.3 million, as increases in average sales prices across all lines of business more than offset lower volumes, which includes the impact of divestitures.

Operating loss decreased $18.8 million, or 54.9% in the first quarter to $15.5 million, driven by a combination of increases in average sales price that exceeded inflationary increases in cost of revenue and lower general and administrative expenses versus the prior year period. Summit's operating margin percentage for the three months ended April 1, 2023 increased to (3.8)% from (8.7)%, from the comparable period a year ago.

Net loss attributable to Summit Inc. decreased to $30.8 million, or $(0.26) per basic share, compared to $34.3 million, or $(0.28) per basic share in the comparable prior year period. Summit reported adjusted diluted net loss of $30.7 million, or $(0.26) per adjusted diluted share as compared to $40.4 million, or $(0.33) per adjusted diluted share in the prior year period.

Adjusted EBITDA increased $17.9 million, or 77.1% to $41.2 million primarily reflecting strong pricing across all lines of business.

First Quarter 2023 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $20.3 million to $143.7 million in the first quarter. Aggregates adjusted cash gross profit margin decreased to 35.0% in the first quarter as compared to 36.3% in the prior year period. Aggregates sales volume decreased 6.2% in the first quarter due, in part, to divestitures in the East Segment. Organic aggregates sales volumes declined 3.4% due to unfavorable weather conditions and residential softness in the West Segment that more than offset organic aggregates volume growth from the East Segment. Average selling prices for aggregates increased 20.5%, the strongest quarterly growth rate in the Company's history. Growth was witnessed across all markets and led by the strongest gains in Texas and the Intermountain West.

Cement Business: Cement Segment net revenues increased 17.1% to $54.1 million in the first quarter. Cement Segment adjusted cash gross profit margin increased to 9.6% in the first quarter, compared to (2.0)% in the prior year period as strong pricing gains coupled with a greater contribution from Green America Recycling more than offset higher variable costs. Sales volume of cement decreased 1.2% reflecting, in part, lower import volume. Average selling prices increased 14.8% in the first quarter due to January pricing actions and the compounding impact from price increases implemented in 2022.

Products Business: Products net revenues were $179.5 million in the first quarter, compared to $189.7 million in the prior year period. Products adjusted cash gross profit margin increased to 12.4% in the first quarter, versus 11.6% in the prior year period. Organic average sales price for ready-mix concrete increased 15.3% driven by pricing growth across all markets, with strong, double-digit growth in Texas and the Intermountain West. Organic sales volumes of ready-mix concrete decreased 19.3% due to reduced residential activity. Organic average selling prices for asphalt increased 20.8%, due primarily to pricing gains in North Texas. Organic asphalt sales volume increased 38.7% with favorable weather conditions and public infrastructure demand particularly benefiting our North Texas market.

First Quarter 2023 | Results By Reporting Segment

West Segment: The West Segment operating income decreased $2.3 million to $5.7 million and Adjusted EBITDA of $32.7 million in the first quarter was comparable to the prior year period. Aggregates revenue increased 3.5% as 25.0% organic pricing growth was partially offset by 17.7% organic volume declines. Pricing growth was strongest in Texas and Salt Lake City and followed by more moderate growth in British Columbia. Ready-mix concrete revenue decreased 8.4% as 16.1% organic pricing growth was more than offset by lower volumes, particularly in Salt Lake City and, to a lesser extent, Houston. Asphalt revenue increased 74.7% due to organic pricing growth of 23.3% and organic volume growth of 37.9% driven predominately by the North Texas market.

East Segment: The East Segment operating income increased to $3.0 million and Adjusted EBITDA increased 131.7% to $18.9 million in the first quarter reflecting favorable pricing and demand conditions as well as benefiting from the timing of 2022 divestitures. Aggregates revenue increased 23.4% versus the prior year period. Organic aggregates volumes increased 18.1% driven, in part, by increased contribution from greenfields, strong growth in Kansas, and accommodating weather conditions. Aggregates pricing increased 13.2% with double-digit growth in the Carolinas and Missouri followed by high-single-digit growth in all other geographies. Ready-mix concrete revenue decreased 31.0% due primarily to divestitures and despite average selling price growth of 8.6% in the period. Due to divestitures, asphalt revenue decreased to $3.0 million.

Cement Segment: The Cement Segment operating loss decreased 41.2% to $7.9 million. Adjusted EBITDA increased $5.8 million as revenue growth combined with greater contribution from Green America Recycling to more than offset inflationary conditions. In the first quarter, the Cement Segment reported a volume decreased of 1.2% and average selling price growth of 14.8%.

Liquidity and Capital Resources

As of April 1, 2023, the Company had $379.5 million in cash and $1.5 billion in debt outstanding. The Company's $395 million revolving credit facility has $373.9 million available after outstanding letters of credit.

For the quarter ended April 1, 2023, cash flow provided by operations was $0.3 million and cash paid for capital expenditures was $63.6 million.

As of April 1, 2023, approximately $149.0 million remained available for share repurchase under the Company's existing share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, May 4, 2023, at 12:00 p.m. eastern time (10:00 a.m. mountain time) to review the Company’s first quarter 2023 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the first quarter results conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/534973317.

To participate in the live teleconference for first quarter 2023 financial results:

Domestic Live: 1-888-330-3416
International Live: 1-646-960-0820
Conference ID: 1542153

To listen to a replay of the teleconference, which will be available through May 11, 2023:

Domestic Replay: 1-800-770-2030
International Replay: 1-647-362-9199
Conference ID: 1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	our dependence on the construction industry and the strength of the local economies in which we operate, including residential;

-	the cyclical nature of our business;

-	risks related to weather and seasonality;

-	risks associated with our capital-intensive business;

-	competition within our local markets;

-	our ability to execute on our acquisition strategy and portfolio optimization strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

-	our dependence on securing and permitting aggregate reserves in strategically located areas;

-	the impact of rising interest rates, and diminished liquidity and credit availability in the market broadly;

-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies;

-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;

-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

-	rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;

-	conditions in the credit markets;

-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

-	unexpected factors affecting self-insurance claims and reserve estimates;

-	our current level of indebtedness, including our exposure to variable interest rate risk;

-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;

-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;

-	climate change and climate change legislation or other regulations;

-	unexpected operational difficulties;

-	costs associated with pending and future litigation;

-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and

-	potential labor disputes, strikes, other forms of work stoppage or other union activities; and

-	the impact of the COVID-19 pandemic, and responses to it, including vaccine mandates, or any similar crisis, on our activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended
	April 1,	April 2,
	2023	2022
Revenue:
Product	$372,172	$355,669
Service	35,098	36,826
Net revenue	407,270	392,495
Delivery and subcontract revenue	28,118	28,452
Total revenue	435,388	420,947
Cost of revenue (excluding items shown separately below):
Product	295,881	290,345
Service	30,038	34,583
Net cost of revenue	325,919	324,928
Delivery and subcontract cost	28,118	28,452
Total cost of revenue	354,037	353,380
General and administrative expenses	46,362	51,924
Depreciation, depletion, amortization and accretion	50,894	51,193
Gain on sale of property, plant and equipment	(430)	(1,255)
Operating loss	(15,475)	(34,295)
Interest expense	27,420	20,149
Loss on debt financings	493	—
Gain on sale of businesses	—	(14,205)
Other income, net	(5,710)	(696)
Loss from operations before taxes	(37,678)	(39,543)
Income tax benefit	(6,466)	(4,743)
Net loss	(31,212)	(34,800)
Net loss attributable to Summit Holdings (1)	(408)	(508)
Net loss attributable to Summit Inc.	$(30,804)	$(34,292)
Loss per share of Class A common stock:
Basic	$(0.26)	$(0.28)
Diluted	$(0.26)	$(0.28)
Weighted average shares of Class A common stock:
Basic	118,679,656	120,916,680
Diluted	118,679,656	120,916,680
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	April 1,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$379,457	$520,451
Accounts receivable, net	236,569	256,669
Costs and estimated earnings in excess of billings	14,387	6,510
Inventories	234,564	212,491
Other current assets	24,608	20,787
Current assets held for sale	1,305	1,468
Total current assets	890,890	1,018,376
Property, plant and equipment, less accumulated depreciation, depletion and amortization (April 1, 2023 - $1,311,037 and December 31, 2022 - $1,267,557)	1,867,412	1,813,702
Goodwill	1,159,525	1,132,546
Intangible assets, less accumulated amortization (April 1, 2023 - $16,428 and December 31, 2022 - $15,503)	70,485	71,384
Deferred tax assets, less valuation allowance (April 1, 2023 - $1,113 and December 31, 2022 - $1,113)	144,467	136,986
Operating lease right-of-use assets	36,638	37,889
Other assets	45,523	44,809
Total assets	$4,214,940	$4,255,692
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$5,096	$5,096
Current portion of acquisition-related liabilities	7,243	13,718
Accounts payable	138,961	104,031
Accrued expenses	97,478	119,967
Current operating lease liabilities	7,515	7,296
Billings in excess of costs and estimated earnings	4,233	5,739
Total current liabilities	260,526	255,847
Long-term debt	1,487,783	1,488,569
Acquisition-related liabilities	22,939	29,051
Tax receivable agreement liability	322,624	327,812
Noncurrent operating lease liabilities	34,315	35,737
Other noncurrent liabilities	106,807	106,686
Total liabilities	2,234,994	2,243,702
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 118,818,671 and 118,408,655 shares issued and outstanding as of April 1, 2023 and December 31, 2022, respectively	1,189	1,185
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of April 1, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,403,186	1,404,122
Accumulated earnings	560,091	590,895
Accumulated other comprehensive income	3,245	3,084
Stockholders’ equity	1,967,711	1,999,286
Noncontrolling interest in Summit Holdings	12,235	12,704
Total stockholders’ equity	1,979,946	2,011,990
Total liabilities and stockholders’ equity	$4,214,940	$4,255,692

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Three months ended
	April 1,	April 2,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,212)	$(34,800)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	53,927	54,838
Share-based compensation expense	4,708	5,422
Net gain on asset and business disposals	(868)	(15,660)
Non-cash loss on debt financings	161	—
Change in deferred tax asset, net	(7,522)	(7,770)
Other	26	(221)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	20,414	35,836
Inventories	(20,960)	(36,752)
Costs and estimated earnings in excess of billings	(7,868)	(6,449)
Other current assets	(3,748)	(1,891)
Other assets	2,239	1,183
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	20,987	16,744
Accrued expenses	(27,968)	(25,946)
Billings in excess of costs and estimated earnings	(1,507)	317
Tax receivable agreement liability	(531)	—
Other liabilities	57	(1,564)
Net cash provided by (used in) operating activities	335	(16,713)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(55,477)	—
Purchases of property, plant and equipment	(63,584)	(57,774)
Proceeds from the sale of property, plant and equipment	1,777	1,439
Proceeds from sale of businesses	—	47,821
Other	(1,045)	(857)
Net cash used in investing activities	(118,329)	(9,371)
Cash flows from financing activities:
Debt issuance costs	(1,566)	—
Payments on debt	(4,414)	(7,603)
Payments on acquisition-related liabilities	(11,374)	(11,397)
Repurchases of common stock	—	(47,509)
Proceeds from stock option exercises	15	27
Other	(5,719)	(1,180)
Net cash used in financing activities	(23,058)	(67,662)
Impact of foreign currency on cash	58	177
Net decrease in cash	(140,994)	(93,569)
Cash and cash equivalents—beginning of period	520,451	380,961
Cash and cash equivalents—end of period	$379,457	$287,392

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Twelve months ended
	April 1,	April 2,	April 1,	April 2,
	2023	2022	2023	2022
Segment Net Revenue:
West	$234,370	$236,002	$1,270,409	$1,170,724
East	118,783	110,268	600,822	752,196
Cement	54,117	46,225	365,628	303,790
Net Revenue	$407,270	$392,495	$2,236,859	$2,226,710

Line of Business - Net Revenue:
Materials
Aggregates	$143,653	$123,393	$604,253	$579,162
Cement (1)	49,013	42,554	338,977	286,496
Products	179,506	189,722	1,006,803	1,059,062
Total Materials and Products	372,172	355,669	1,950,033	1,924,720
Services	35,098	36,826	286,826	301,990
Net Revenue	$407,270	$392,495	$2,236,859	$2,226,710

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$93,335	$78,609	$315,302	$287,068
Cement	43,835	43,485	191,188	169,233
Products	157,241	167,653	832,478	868,165
Total Materials and Products	294,411	289,747	1,338,968	1,324,466
Services	31,508	35,181	234,762	242,568
Net Cost of Revenue	$325,919	$324,928	$1,573,730	$1,567,034

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$50,318	$44,784	$288,951	$292,094
Cement (3)	5,178	(931)	147,789	117,263
Products	22,265	22,069	174,325	190,897
Total Materials and Products	77,761	65,922	611,065	600,254
Services	3,590	1,645	52,064	59,422
Adjusted Cash Gross Profit	$81,351	$67,567	$663,129	$659,676

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	35.0%	36.3%	47.8%	50.4%
Cement (3)	9.6%	(2.0)%	40.4%	38.6%
Products	12.4%	11.6%	17.3%	18.0%
Services	10.2%	4.5%	18.2%	19.7%
Total Adjusted Cash Gross Profit Margin	20.0%	17.2%	29.6%	29.6%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended
Total Volume	April 1, 2023	April 2, 2022
Aggregates (tons)	12,572	13,402
Cement (tons)	337	341
Ready-mix concrete (cubic yards)	951	1,241
Asphalt (tons)	325	260

	Three months ended
Pricing	April 1, 2023	April 2, 2022
Aggregates (per ton)	$13.44	$11.15
Cement (per ton)	147.41	128.42
Ready-mix concrete (per cubic yards)	146.29	127.00
Asphalt (per ton)	82.33	66.15

	Three months ended
	Percentage Change in
Year over Year Comparison	Volume	Pricing
Aggregates (per ton)	(6.2)%	20.5%
Cement (per ton)	(1.2)%	14.8%
Ready-mix concrete (per cubic yards)	(23.4)%	15.2%
Asphalt (per ton)	25.0%	24.5%

	Three months ended
	Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing
Aggregates (per ton)	(3.4)%	20.6%
Cement (per ton)	(1.2)%	14.8%
Ready-mix concrete (per cubic yards)	(19.3)%	15.3%
Asphalt (per ton)	38.7%	20.8%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended April 1, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	12,572	$13.44	$168,937	$(25,284)	$143,653
Cement	337	147.41	49,742	(729)	49,013
Materials			$218,679	$(26,013)	$192,666
Ready-mix concrete	951	146.29	139,144	(366)	138,778
Asphalt	325	82.33	26,717	(81)	26,636
Other Products			70,237	(56,145)	14,092
Products			$236,098	$(56,592)	$179,506

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net loss to Adjusted EBITDA by segment for the three months ended April 1, 2023 and April 2, 2022.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended April 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$8,922	$5,938	$(3,025)	$(43,047)	$(31,212)
Interest (income) expense	(3,331)	(2,762)	(4,963)	38,476	27,420
Income tax expense (benefit)	739	—	—	(7,205)	(6,466)
Depreciation, depletion and amortization	26,123	15,097	7,980	988	50,188
EBITDA	$32,453	$18,273	$(8)	$(10,788)	$39,930
Accretion	250	438	18	—	706
Loss on debt financings	—	—	—	493	493
Non-cash compensation	—	—	—	4,708	4,708
Other	(25)	141	—	(4,752)	(4,636)
Adjusted EBITDA	$32,678	$18,852	$10	$(10,339)	$41,201
Adjusted EBITDA Margin (1)	13.9%	15.9%	—%		10.1%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended April 2, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$11,901	$7,366	$(8,431)	$(45,636)	$(34,800)
Interest (income) expense	(3,970)	(3,451)	(4,962)	32,532	20,149
Income tax expense (benefit)	176	(106)	—	(4,813)	(4,743)
Depreciation, depletion and amortization	24,348	17,884	7,498	749	50,479
EBITDA	$32,455	$21,693	$(5,895)	$(17,168)	$31,085
Accretion	227	411	76	—	714
Gain on sale of businesses	—	(14,205)	—	—	(14,205)
Non-cash compensation	—	—	—	5,422	5,422
Other	10	237	—	—	247
Adjusted EBITDA	$32,692	$8,136	$(5,819)	$(11,746)	$23,263
Adjusted EBITDA Margin (1)	13.9%	7.4%	(12.6)%		5.9%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net loss attributable to Summit Materials, Inc. to adjusted diluted net loss per share for the three months ended April 1, 2023 and April 2, 2022. The per share amount of the net loss attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net loss per share.

	Three months ended
	April 1, 2023		April 2, 2022
Reconciliation of Net Loss Per Share to Adjusted Diluted EPS	Net Loss	Per Equity Unit	Net Loss	Per Equity Unit
Net loss attributable to Summit Materials, Inc.	$(30,804)	$(0.26)	$(34,292)	$(0.28)
Adjustments:
Net loss attributable to noncontrolling interest	(408)	—	(508)	—
Gain on sale of businesses, net of tax	—	—	(5,634)	(0.05)
Loss on debt financings	493	—	—	—
Adjusted diluted net loss	$(30,719)	$(0.26)	$(40,434)	$(0.33)
Weighted-average shares:
Basic Class A common stock	118,564,556		120,756,555
LP Units outstanding	1,311,257		1,314,006
Total equity units	119,875,813		122,070,561

The following table reconciles operating loss to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three months ended April 1, 2023 and April 2, 2022.

	Three months ended
	April 1,	April 2,
Reconciliation of Operating Loss to Adjusted Cash Gross Profit	2023	2022
($ in thousands)
Operating loss	$(15,475)	$(34,295)
General and administrative expenses	46,362	51,924
Depreciation, depletion, amortization and accretion	50,894	51,193
Gain on sale of property, plant and equipment	(430)	(1,255)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$81,351	$67,567
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	20.0%	17.2%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by (used in) operating activities to free cash flow for the three months ended April 1, 2023 and April 2, 2022.

	Three months ended
	April 1,	April 2,
($ in thousands)	2023	2022
Net loss	$(31,212)	$(34,800)
Non-cash items	50,432	36,609
Net loss adjusted for non-cash items	19,220	1,809
Change in working capital accounts	(18,885)	(18,522)
Net cash provided by (used in) operating activities	335	(16,713)
Capital expenditures, net of asset sales	(61,807)	(56,335)
Free cash flow	$(61,472)	$(73,048)

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013